Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender Of Any And All Outstanding

7.250% Senior Notes due 2019

of

CNL LIFESTYLE PROPERTIES, INC.

Pursuant to the Prospectus Dated             , 2011

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON             , 2011 UNLESS EXTENDED (THE “EXPIRATION DATE”).

The Exchange Agent for the Exchange Offer is:

Wilmington Trust FSB

By Mail, Hand or Overnight Delivery: Wilmington Trust FSB c/o Wilmington Trust Company Corporate Capital Markets Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626	By Facsimile: (302) 636-4139 For Information or Confirmation by Telephone: Sam Hamed (302)636-6181

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the exchange offer if (1) certificates for CNL Lifestyle Properties, Inc.’s 7.250% Senior Notes due 2019 (the “private notes”) are not immediately available, (2) the private note(s), the letter of transmittal, and all other required documents cannot be delivered to the exchange agent prior to the expiration date, or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the expiration date. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand, or overnight courier to the Exchange Agent, at the address above, prior to the expiration date. See “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery” in the prospectus.

Transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above or delivery of this notice of guaranteed delivery to an address other than as set forth above will not constitute a valid delivery.

This notice of guaranteed delivery is not to be used to guarantee signatures. If an “eligible institution” is required to guarantee a signature on a letter of transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the letter of transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to CNL Lifestyle Properties, Inc. (the “Company”), upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of private notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery.” The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to the Company with respect to the private notes tendered pursuant to the exchange offer.

The undersigned understands that tenders of the private notes will be accepted only in denominations of $2,000 and integral multiples of $1,000. The undersigned also understands that tenders of the private notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal of a tender of private notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under “The Exchange Offer—Withdrawal of Tenders.”

The undersigned understands that the exchange of any exchange notes for private notes will be made only after timely receipt by the exchange agent of (1) the certificates of the tendered private notes, in proper form for transfer (or a book-entry confirmation of the transfer of such private notes into the exchange agent’s account at The Depository Trust Company), and (2) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent’s message), within three New York Stock Exchange, Inc. (“NYSE”) trading days after the execution hereof.

All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

X	Date:

X	Address:
*

Signature(s) of Registered Holder(s) or Authorized Signatory

Name(s) of Registered Holder(s):

Series and Principal Amount of Private Notes Tendered*:

Certificate No.(s) of Private Notes (if available):

Must be in denominations of $2,000 and integral multiples of $1,000.

Area Code and Telephone

No.:

If private notes will be delivered by book-entry transfer, provide information below:

Name of Tendering Institution:

Depository Account No. with DTC:

Transaction Code Number:

DO NOT SEND PRIVATE NOTES WITH THIS FORM. PRIVATE NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for private notes or on a security position listing as the owner of private notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(Not to be used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” meeting the requirements of the registrar for the private notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the private notes in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, hereby guarantees that the private notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery”), and that the exchange agent will receive (a) such private notes, or a book-entry confirmation of the transfer of such private notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three NYSE trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and private notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:

Area Code and Telephone Number:

Dated: